UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 19, 2021
National Storage Affiliates Trust
(Exact name of registrant as specified in its charter)

Maryland	001-37351	46-5053858
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
8400 East Prentice Avenue, 9th Floor
Greenwood Village, Colorado 80111
(Address of principal executive offices)
(720) 630-2600
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares of Beneficial Interest, $0.01 par value per share	NSA	New York Stock Exchange
Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share	NSA Pr A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
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Item 8.01.         Other Events.
On February 27, 2019, National Storage Affiliates Trust (the "Company") and its operating partnership, NSA OP, LP entered into a sales agreement (the "Prior Sales Agreement") with each of Jefferies LLC, Robert W. Baird & Co. Incorporated, BMO Capital Markets Corp., BTIG, LLC, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC, Truist Securities, Inc. (formerly known as SunTrust Robinson Humphrey Inc.), and Wells Fargo Securities, LLC (each an "Agent" and collectively the "Agents") and Jefferies LLC, Bank of Montreal, KeyBanc Capital Markets Inc., Morgan Stanley & Co. LLC and Wells Fargo Bank, National Association, (each a "Forward Purchaser" and collectively, the "Forward Purchasers"), relating to the Company's common shares of beneficial interest, $0.01 par value per share ("common shares") and 6.000% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest, $0.01 par value per share (the "Series A Preferred Shares"), pursuant to a continuous offering program. The Company refers to its common shares and Series A Preferred Shares, collectively, as the "offered shares."

On May 19, 2021, the Company entered into an amendment (the "First Amendment") to the Prior Sales Agreement (as amended by the First Amendment, the "Sales Agreement") with the Agents, Forward Purchasers, Citigroup Global Markets Inc., Citibank, N.A. and Truist Bank to (i) increase the aggregate gross sales price under the offering program from $250,000,000 to $400,000,000, (ii) permit each of Citigroup Global Markets Inc. and Citibank, N.A. to join the program as an additional agent and forward purchaser, respectively, and (iii) permit Truist Bank to join the program as an additional forward purchaser. A copy of the First Amendment is filed as Exhibit 1.1 to this Current Report on Form 8-K. The description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment filed as an exhibit to this Current Report and incorporated herein by reference.

On May 19, 2021, the Company also filed a prospectus supplement, dated May 19, 2021, including the accompanying prospectus dated February 26, 2021 (the "Prospectus Supplement"), in connection with the offer and sale of the offered shares. The offered shares will be issued pursuant to the Prospectus Supplement and the Company's shelf registration statement on Form S-3 (File No. 333-253663).

Under the Prior Sales Agreement, the Company offered and sold offered shares having an aggregate gross sales price of $218,966,228 through the date hereof pursuant to a previous prospectus supplement and accompanying prospectus, leaving offered shares having an aggregate gross sales price of up to $31,033,772 available for offer and sale. Under the Prospectus Supplement, we are offering those available offered shares, as well as additional offered shares having an aggregate gross sales price of up to $368,966,228. As a result, as of the date hereof, offered shares having an aggregate gross sales price of up to $400,000,000 are available for offer and sale pursuant to the Prospectus Supplement.

In connection with the Series A Preferred Shares issuable under the Sales Agreement and the First Amendment, the Company's board of trustees classified an additional 8,358,458 preferred shares of its authorized but unissued preferred shares as additional Series A Preferred Shares and filed an additional articles supplementary (the "Articles Supplementary") with the State Department of Assessments and Taxation of Maryland. A copy of the Articles Supplementary is filed as Exhibit 3.1 to this Current Report on Form 8-K.

The company is filing the opinion of its counsel, Clifford Chance, LLP, regarding the legality of the Shares that may be issued pursuant to the Amendment. The opinion is filed as Exhibit 5.1 to this Current Report on Form 8-K.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any security nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01.         Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description
1.1	Amendment No. 1 to the Sales Agreement, dated May 19, 2021, by and among National Storage Affiliates Trust, NSA OP, LP and the agents and forward purchasers party thereto.
3.1	Articles Supplementary dated May 19, 2021 designating the Series A Preferred Shares of National Storage Affiliates Trust
5.1	Opinion of Clifford Chance US LLP (including consent of such firm)
23.1	Consent of Clifford Chance US LLP (included in Exhibit 5.1)
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL STORAGE AFFILIATES TRUST

By:	/s/ TAMARA D. FISCHER
Tamara D. Fischer
President and Chief Executive Officer

Date: May 19, 2021